                                                                    Exhibit 99.1

[CERES LOGO]

                                     FOR FURTHER INFORMATION:
                                     David I. Vickers, Chief Financial Officer
                                     (440) 878-2941

                                     Gayle M. Vixler, Senior Vice President
                                     (440) 572-8848

                 CERES GROUP REPORTS SECOND QUARTER 2004 RESULTS

CLEVELAND, OH, AUGUST 4, 2004

FOR THE QUARTER:

-    Net operating income of $4.8 million ($0.14 per share)

-    Net income of $4.9 million ($0.14 per share)

-    Senior Segment pre-tax operating income of $5.0 million

-    Medical Segment pre-tax operating income of $3.0 million

FOR THE SIX MONTHS:

-    Net operating income of $9.0 million ($0.26 per share)

-    Net income of $11.1 million ($0.31 per share)

-    Senior Segment pre-tax operating income of $7.6 million

-    Medical Segment pre-tax operating income of $7.5 million

Ceres Group, Inc. (NASDAQ: CERG) today reported net operating income of $4.8 million ($0.14 per share), excluding $0.1 million from net realized investment gains for the second quarter of 2004. This compares to net operating income of $3.9 million ($0.11 per share) for the second quarter of 2003, excluding $0.4 million ($0.01 per share) from net realized investment gains and $2.7 million ($0.08 per share) related to a decrease in the valuation allowance for deferred taxes. Net income was $4.9 million ($0.14 per share) in the second quarter of 2004, compared to $6.9 million ($0.20 per share) for the second quarter of 2003.

For the first six months of 2004, the company reported net operating income of $9.0 million ($0.26 per share), excluding $0.2 million from net realized investment gains and $1.9 million ($0.05 per share) related to a decrease in the valuation allowance for deferred taxes. This compares to net operating income of $7.3 million ($0.21 per share) for the first six months of 2003, excluding $0.7 million ($0.02 per share) from net realized investment gains, $2.7 million ($0.08 per share) related to a decrease in the valuation allowance for deferred taxes and income of $3.6 million ($0.11 per share) from the discontinued operations of Pyramid Life Insurance Company, a subsidiary that was sold on March 31, 2003. Net income was $11.1 million ($0.31 per share) in the first six months of 2004, compared to $14.3 million ($0.42 per share) for the first six months of 2003, including $3.6 million ($0.11 per share) from discontinued operations.

Ceres Group, Inc.
Page 2

"Our mid-year results are positive," said Tom Kilian, president and chief executive officer of Ceres. "Both of our business segments continued to be profitable, and overall new sales increased compared to the first quarter of this year as well as the second quarter and six-month period a year ago. As the year progresses, we remain focused on our balanced strategy of growing the Senior Segment and maximizing profitability in the Medical Segment."

SEGMENT RESULTS
---------------
Ceres reports its financial results in two primary business segments: Senior and Medical. For 2003, the segment results exclude the discontinued operations of Pyramid Life Insurance Company.

SENIOR SEGMENT (MEDICARE SUPPLEMENT, LONG-TERM CARE, DENTAL, LIFE INSURANCE, AND ANNUITIES) Pre-tax operating income for the quarter was $5.0 million, compared to $5.6 million in the second quarter of 2003. Pre-tax income for the quarter was $5.1 million, compared to $5.9 million in 2003. Pre-tax operating income for the first six months was $7.6 million, compared to $7.8 million for the first six months of 2003. Pre-tax income for the first six months was $7.6 million, compared to $8.4 million for the same period of 2003.

Benefits, claims, losses and settlement expenses in the Senior Segment were $33.6 million, compared to $30.6 million for the second quarter of 2003. The Senior Segment benefit and claims loss ratio was 74.7%, compared to 72.2% in the second quarter of 2003. The increase in the loss ratio was due primarily to an increase in the Medicare supplement loss ratio, partially offset by improved long-term care experience.

For the six months, benefits, claims, losses and settlement expenses in the Senior Segment were $67.3 million, compared to $64.4 million for the first six months of 2003. The Senior Segment benefit and claims loss ratio was 76.0%, compared to 75.5% for the first six months of 2003. Medicare supplement claims were higher than expected in the first half of the year, as well as compared to the same period a year ago. The Medicare supplement loss ratio is expected to be lower in the second half of the year due to a moderation of this higher claim trend as well as the historical seasonality of this product.

"New sales in our Senior Segment continue to be promising, and should contribute to future premium growth," Kilian said. "Medicare supplement sales, the foundation of our senior business, rose compared to the first quarter and showed substantial growth from a year ago. To meet our objective of expanding this segment, we plan to continue strengthening relationships with our distribution partners and concentrating our efforts on competitive markets, as well as refining and enhancing our products."

MEDICAL SEGMENT (CATASTROPHIC AND COMPREHENSIVE MEDICAL PLANS)
Pre-tax operating income for the quarter was $3.0 million, compared to pre-tax operating income of $1.3 million in the second quarter of 2003. Pre-tax income for the quarter was $3.0 million, compared to $1.5 million in the second quarter of 2003. Pre-tax operating income for the six months was $7.5 million, compared to $5.1 million for the first six months of 2003. Pre-tax income for the first six months of 2004 was $7.5 million, compared to $5.4 million in 2003.

Benefits, claims, losses and settlement expenses in the Medical Segment were $43.9 million, compared to $58.8 million in the second quarter of 2003. The Medical Segment benefit and claims loss ratio was 70.0%, compared to 74.4% for the second quarter of 2003. This improvement was due to lower health claims trends in 2004 and favorable run-off of prior quarter claim reserves.

Ceres Group, Inc.
Page 3


For the six months, benefits, claims, losses and settlement expenses in the Medical Segment were $86.7 million, compared to $121.3 million for the first six months of 2003. The Medical Segment benefit and claims loss ratio was 67.8%, compared to 73.9% for the first six months of 2003. This improvement was due to lower health claim trends in 2004 and favorable run-off of prior year claim reserves. The company expects that medical claims and the loss ratio will increase in the second half of the year as policyholders meet their annual required co-payments and deductibles.

"Our Medical Segment results were strong for both the quarter and the six months," Kilian said. "This success was primarily driven by our niche marketing strategy which has proven effective. In addition, new sales increased significantly compared with the same period a year ago. The early sales results of our health savings account (HSA) qualified products are also encouraging. HSAs offer our customers an excellent opportunity to take more control of their healthcare dollars and save for future health expenses on a tax-free basis. Since these products have less first-dollar coverage, they are also a good risk-sharing plan for our company. We intend to continue refining our product portfolio and pricing, while targeting profitable states and working with our producers to remain competitive in this challenging market."

OUTLOOK
-------
"Our results so far this year confirm that our strategy is working," Kilian said. "We are confident in our ability to grow our Senior Segment while we carefully manage our Medical Segment to ensure ongoing profitability. Our goal remains to achieve a 50/50 revenue split between our business segments. We believe achieving this balance will help us produce stable and positive results for the long term."

As previously stated, the company expects to achieve net operating income per diluted share of $0.53 for 2004, based on the company's prospects for growth in the Senior Segment and continued profitability in the Medical Segment. Net operating income excludes certain items that, in the opinion of management, are not indicative of overall operating trends. In the company's results for the first half of 2004 and its outlook for 2004, net operating income excludes the impact of net realized investment gains and the reduction in the deferred tax valuation allowance.

A conference call with management regarding second quarter 2004 results is scheduled for noon (Eastern) on Thursday, August 5, 2004. To listen to the live conference call over the Internet, go to www.ceresgp.com or http://phx.corporate-ir.net/playerlink.zhtml?c=71415&s=wm&e=920063. To listen to the webcast, please log onto this site at least 15 minutes prior to the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available after the call.

                           FINANCIAL TABLES TO FOLLOW

Ceres Group, Inc.
Page 4


                       CERES GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                          JUNE 30,                 JUNE 30,
                                                                   ---------------------     ---------------------
                                                                     2004         2003         2004        2003
                                                                   ---------    ---------    ---------   ---------
REVENUES
  Premiums, net
       Medical                                                     $  62,665    $  79,042    $ 127,892   $ 164,161
       Senior and other                                               44,914       42,402       88,516      85,259
                                                                   ---------    ---------    ---------   ---------
         Total premiums, net                                         107,579      121,444      216,408     249,420
  Net investment income                                                6,686        6,460       12,949      11,984
  Net realized gains                                                     130          562          238       1,146
  Fee and other income                                                 4,294        7,396        9,102      13,738
  Amortization of deferred reinsurance gain                              352          419          761       1,076
                                                                   ---------    ---------    ---------   ---------
                                                                     119,041      136,281      239,458     277,364
                                                                   ---------    ---------    ---------   ---------
  BENEFITS, LOSSES AND EXPENSES
  Benefits, claims, losses and settlement expenses
       Medical                                                        43,885       58,799       86,699     121,305
       Senior and other                                               33,558       30,604       67,308      64,404
                                                                   ---------    ---------    ---------   ---------
         Total benefits, claims, losses and settlement expenses       77,443       89,403      154,007     185,709
  Selling, general and administrative expenses                        32,963       37,218       66,574      75,388
  Net amortization and change in acquisition costs and value
     of business acquired                                                965        2,656        4,439       3,057
  Interest expense and financing costs                                   166          306          338         735
                                                                   ---------    ---------    ---------   ---------
                                                                     111,537      129,583      225,358     264,889
                                                                   ---------    ---------    ---------   ---------
  Income from continuing operations before federal income
     taxes                                                             7,504        6,698       14,100      12,475
  Federal income tax expense (benefit)                                 2,612         (253)       3,034       1,767
                                                                   ---------    ---------    ---------   ---------
  INCOME FROM CONTINUING OPERATIONS                                    4,892        6,951       11,066      10,708
                                                                   ---------    ---------    ---------   ---------
  Discontinued operations
     Income from operations of Pyramid Life (less tax expense of
        3,223)                                                          --           --           --         5,732
     Loss on sale of Pyramid Life (less tax benefit of $0 and
        $79, respectively)                                              --            (39)        --        (2,149)
                                                                   ---------    ---------    ---------   ---------
  INCOME (LOSS) FROM DISCONTINUED OPERATIONS                            --            (39)        --         3,583
                                                                   ---------    ---------    ---------   ---------
  NET INCOME                                                       $   4,892    $   6,912    $  11,066   $  14,291
                                                                   =========    =========    =========   =========
  BASIC EARNINGS PER SHARE
     Continuing operations                                         $    0.14    $    0.20    $    0.32   $    0.31
     Discontinued operations                                            --           --           --          0.11
                                                                   ---------    ---------    ---------   ---------
     Net income                                                    $    0.14    $    0.20    $    0.32   $    0.42
                                                                   =========    =========    =========   =========
  DILUTED EARNINGS PER SHARE
     Continuing operations                                         $    0.14    $    0.20    $    0.31   $    0.31
     Discontinued operations                                            --           --           --          0.11
                                                                   ---------    ---------    ---------   ---------
     Net income                                                    $    0.14    $    0.20    $    0.31   $    0.42
                                                                   =========    =========    =========   =========
  Basic weighted average shares outstanding                           34,459       34,297       34,427      34,267
  Diluted weighted average shares outstanding                         35,275       34,320       35,161      34,272

Ceres Group, Inc.
Page 5

                       CERES GROUP, INC. AND SUBSIDIARIES
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                    UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

         In this press release, the company presented net operating income, net operating income per share, and Medical and Senior Segment pre-tax operating income, which are non-GAAP financial measures. Management uses non-GAAP financial measures to evaluate the company's performance for the periods presented, and believes that these measures of profitability provide a meaningful presentation of the underlying earnings of the company's operations. Net operating income, net operating income per share, and Medical and Senior Segment pre-tax operating income exclude certain items that, in the opinion of management, may not be indicative of overall operating trends. These non-GAAP measures should not be considered an alternative to measurements required by GAAP. Ceres' calculation of these measures may differ from similar measures used by other companies and investors should be careful when comparing the company's non-GAAP financial measures to those of other companies.

         For the periods presented, net operating income, net operating income per share, and Medical and Senior Segment pre-tax operating income exclude the results of the discontinued operations of Pyramid Life Insurance Company (a subsidiary that was sold on March 31, 2003), realized gains on the sale of investments, and reductions to the valuation allowance for deferred taxes. The following is a reconciliation to the most directly comparable GAAP financial measure:

                                                      THREE MONTHS ENDED      SIX MONTHS ENDED
                                                            JUNE 30,               JUNE 30,
                                                     --------------------    --------------------
                                                       2004        2003        2004        2003
                                                     --------    --------    --------    --------
NET OPERATING INCOME
Net operating income                                 $  4,807    $  3,895    $  9,010    $  7,272
Net realized gains                                        130         562         238       1,146
Income taxes on net realized gains (1)                    (45)       (197)        (83)       (401)
Reduction to the valuation allowance for deferred
  taxes                                                  --         2,691       1,901       2,691
                                                     --------    --------    --------    --------
Income from continuing operations                    $  4,892    $  6,951    $ 11,066    $ 10,708
                                                     ========    ========    ========    ========
NET OPERATING INCOME PER SHARE DATA (DILUTED)
Net operating income per share                       $   0.14    $   0.11    $   0.26    $   0.21
Net realized gains, net of tax (1)                       --          0.01        --          0.02
Reduction to the valuation allowance for deferred
  taxes                                                  --          0.08        0.05        0.08
                                                     --------    --------    --------    --------
Net income per share from continuing operations      $   0.14    $   0.20    $   0.31    $   0.31
                                                     ========    ========    ========    ========
SENIOR SEGMENT PRE-TAX OPERATING INCOME
Senior Segment pre-tax operating income              $  5,045    $  5,586    $  7,610    $  7,782
Net realized gains (losses)                                27         285          (9)        584
                                                     --------    --------    --------    --------
Senior Segment profit before federal income taxes    $  5,072    $  5,871    $  7,601    $  8,366
                                                     ========    ========    ========    ========
MEDICAL SEGMENT PRE-TAX OPERATING INCOME
Medical Segment pre-tax operating income             $  2,990    $  1,281    $  7,523    $  5,093
Net realized gains (losses)                                (8)        169          26         346
                                                     --------    --------    --------    --------
Medical Segment profit before federal income taxes   $  2,982    $  1,450    $  7,549    $  5,439
                                                     ========    ========    ========    ========

(1) Taxes on net realized gains are based upon a 35% effective tax rate for all periods.

Ceres Group, Inc.
Page 6


                       CERES GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                 JUNE 30,     DECEMBER 31,
                                                                                   2004           2003
                                                                                 --------       --------
                                                                                (UNAUDITED)
ASSETS
Investments                                                                      $488,819       $484,280
Cash and cash equivalents                                                          17,439         26,394
Reinsurance receivable                                                            140,394        143,397
Deferred acquisition costs                                                         66,815         69,609
Value of business acquired                                                         12,638         13,034
Goodwill and licenses                                                              14,097         14,097
Other assets                                                                       22,509         23,103
                                                                                 --------       --------
    TOTAL ASSETS                                                                 $762,711       $773,914
                                                                                 ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Policy liabilities and benefits accrued                                          $497,758       $504,493
Deferred reinsurance gain                                                           8,695          9,456
Other policyholders' funds                                                         19,605         20,821
Debt                                                                               11,875         13,000
Other liabilities                                                                  33,130         41,005
                                                                                 --------       --------
    TOTAL LIABILITIES                                                             571,063        588,775
Stockholders' equity                                                              191,648        185,139
                                                                                 --------       --------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $762,711       $773,914
                                                                                 ========       ========


Equity per common share:

    After accumulated other comprehensive income(1)                              $   5.56       $   5.38

    Before accumulated other comprehensive income(1)                                 5.49           5.17

Book value per share excluding goodwill and licenses                                 5.15           4.97

---------

(1) Accumulated other comprehensive income relates primarily to the net unrealized gain (loss) on available-for-sale securities.

Ceres Group, Inc.
Page 7


                       CERES GROUP, INC. AND SUBSIDIARIES
                              INDUSTRY SEGMENT DATA
            (EXCLUDING OPERATIONS OF PYRAMID LIFE INSURANCE COMPANY)
                                    UNAUDITED
                                 (IN THOUSANDS)

                                                         THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                              JUNE 30,                            JUNE 30,
                                                     ---------------------------         ---------------------------
                                                       2004              2003              2004              2003
                                                     ---------         ---------         ---------         ---------
MEDICAL
    Revenues
         Net premiums                                $  62,665         $  79,042         $ 127,892         $ 164,161
         Net investment income                           1,248             1,458             2,494             2,933
         Net realized gains (losses)                        (8)              169                26               346
         Other income                                    3,932             5,531             8,657            12,022
                                                     ---------         ---------         ---------         ---------
                                                        67,837            86,200           139,069           179,462
                                                     ---------         ---------         ---------         ---------
    Expenses
         Benefits and claims                            43,885            58,799            86,699           121,305
         Other operating expenses                       20,970            25,951            44,821            52,718
                                                     ---------         ---------         ---------         ---------
                                                        64,855            84,750           131,520           174,023
                                                     ---------         ---------         ---------         ---------
    Segment profit before federal income taxes       $   2,982         $   1,450         $   7,549         $   5,439
                                                     =========         =========         =========         =========

SENIOR AND OTHER
    Revenues
         Net premiums                                $  44,914         $  42,402         $  88,516         $  85,259
         Net investment income                           5,438             5,011            10,455             9,051
         Net realized gains (losses)                        27               285                (9)              584
         Other income                                      714             2,284             1,206             2,792
                                                     ---------         ---------         ---------         ---------
                                                        51,093            49,982           100,168            97,686
                                                     ---------         ---------         ---------         ---------
    Expenses
         Benefits and claims                            33,558            30,604            67,308            64,404
         Other operating expenses                       12,463            13,507            25,259            24,916
                                                     ---------         ---------         ---------         ---------
                                                        46,021            44,111            92,567            89,320
                                                     ---------         ---------         ---------         ---------
    Segment profit before federal income taxes       $   5,072         $   5,871         $   7,601         $   8,366
                                                     =========         =========         =========         =========

CORPORATE AND OTHER
    Revenues
         Net investment income                       $    --           $      (9)        $    --           $    --
         Net realized gains                                111               108               221               216
                                                     ---------         ---------         ---------         ---------
                                                           111                99               221               216
                                                     ---------         ---------         ---------         ---------

    Expenses
         Interest expense and financing costs              166               306               338               735
         Other operating expenses                          495               416               933               811
                                                     ---------         ---------         ---------         ---------
                                                           661               722             1,271             1,546
                                                     ---------         ---------         ---------         ---------
     Segment loss before federal income taxes        $    (550)        $    (623)        $  (1,050)        $  (1,330)
                                                     =========         =========         =========         =========

INCOME FROM CONTINUING OPERATIONS BEFORE
    FEDERAL INCOME TAXES                             $   7,504         $   6,698         $  14,100         $  12,475
                                                     =========         =========         =========         =========

Medical loss ratio                                        70.0%             74.4%             67.8%             73.9%
Senior loss ratio                                         74.7%             72.2%             76.0%             75.5%
Overall loss ratio                                        72.0%             73.6%             71.2%             74.5%

Ceres Group, Inc.
Page 8

ABOUT CERES GROUP
Ceres Group, Inc., through its insurance subsidiaries, provides a wide array of health and life insurance products through two primary business segments. Ceres' Medical Segment includes major medical health insurance for individuals, families, associations and small businesses. The Senior Segment includes senior health, life and annuity products for Americans age 55 and over. To help control medical costs, Ceres also provides medical cost management services to its insureds. Ceres' nationwide distribution channels include independent agents and its electronic distribution system. Ceres is included in the Russell 3000(R) Index. For more information, visit www.ceresgp.com.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the company. Forward-looking statements are statements other than historical information or statements of current condition. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements herein should not be regarded as representation by the company or any other person that the objectives or plans of the company will be achieved. Many factors could cause actual results to differ materially from those contemplated by such forward-looking statements, including, among others, failure to accurately predict claims liabilities, rising healthcare costs, business conditions and competition in the healthcare industry, developments in healthcare reform and other regulatory issues (including failure to meet statutory capital requirements), adverse outcomes in litigation, ability to develop and administer competitive products, performance of our reinsurers and failure to comply with financial and other covenants in our loan agreements, and the failure to successfully implement the business plans for the company and its subsidiaries. This review of important factors should not be construed as exhaustive. Investors and others should refer to Ceres' filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003, and its quarterly reports on Form 10-Q and other periodic filings, for a description of the foregoing and other factors. Ceres undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                       ###